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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Form S-3, filed on or about the date hereof, our reports dated January 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of American General Hospitality Corporation as of December 31, 1996, and for the period from July 31, 1996 through December 31, 1996, which report is included on Form 10-K; dated February 21, 1992, on our audit of AGH Leasing, L.P. as of December 31, 1996 and for the period from July 31, 1996 through December 31, 1996, which report is included on Form 10-K; dated September 19, 1996, on our audits of the combined financial statements and financial statement schedule of AGH Predecessor Hotels as of December 30, 1994, December 29, 1995 and July 30, 1996 and for the period from December 30, 1993 through December 31, 1993, each of the two years in the period ended December 29, 1995 and for the period from December 30, 1995 through July 30, 1996, which report is included on Form 10-K; dated March 17, 1997, on our audit of the combined financial statements and financial statement schedule of the AKL Acquisition Hotels, which report is included on Form 8-K dated March 28, 1997; and dated June 16, 1997, on our audits of the combined financial statements and financial statement schedule of the MUI Acquisition Hotels, which report is included on Form 8-K/A dated August 4, 1997. We also consent to the reference to our firm under the caption "Experts".


                                        COOPERS & LYBRAND L.L.P.
Dallas, Texas
August 6, 1997